ETF MANAGERS TRUST CALL CENTER OUTBOUND SCRIPT

Hello, my name is (CSR FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?
(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in the ETF Managers Exchange Traded Funds. Materials were sent to you for the upcoming Joint Special Meeting of Shareholders scheduled to take place on November 21st, 2023, and at this time we have not yet received your vote. The Board of Trustees are recommending a vote in favor. Would you like to vote along with the recommendations?
(Pause for shareholder’s response)

If YES or a positive response from the shareholder: (Proceed to confirmation)

If NO or a shareholder hasn’t received information:
Shareholders are being asked to approve a Reorganization Agreement between ETF Managers Trust and Amplify ETF Trust, and to elect Eric Weigel as Trustee for ETF Managers Trust.

ETFMG is exiting the investment advisory business and believes merging Target Fund shareholders into Acquiring Funds with similar styles and goals is beneficial due to synergies. The Acquiring Funds will have similar investment strategies.

Would you like to vote along with the board’s recommendations?

(Pause for shareholder’s response) (If Shareholder has additional questions refer to factsheet)
If shareholder still chooses not to vote:
I understand you do not wish to vote at this time thank you and have a great day.

If Yes or a positive response from the shareholder:
(Refer to factsheet)

Shareholder Not Available:
We can be reached toll-free at 1 (833) 553-5076, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time. Your time today is appreciated. Thank you and have a good day.

Confirming the vote with the shareholder:
I am recording your vote (recap voting instructions for ALL proposals) on all accounts.

For confirmation purposes please state your full name.
(Pause for shareholder’s response)

According to our records, you reside in (city, state, zip code).
(Pause for shareholder’s response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.
(Pause for shareholder’s response)
Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed in the letter. Mr./Mrs./Ms. (shareholder’s last name), your vote is important, and your time today is appreciated. Thank you and have a good (morning, afternoon, evening).
FOR MSFS and DA PURPOSES ONLY        Updated: 10/12/2023

ETF MANAGERS TRUST
CALL CENTER ANSWERING MACHINE SCRIPT

Hello.

I’m calling about your current investment in one or more of the ETFs offered through the ETF MANAGERS TRUST.

The Joint Special Meeting of Shareholders is scheduled to take place on November 21st, 2023. All shareholders are being asked to consider and vote on important matters. As of today, your vote has not been registered.

Your vote is important.

Please contact us as soon as possible, toll-free 1 (833) 553-5076, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time to cast your vote.

Thank you and have a good day.

FOR MSFS and DA PURPOSES ONLY        Updated: 10/2/2023

     Natixis Funds

         CALL CENTER ANSWERING MACHINE SCRIPT

FOR DCP and DA PURPOSES ONLY        Updated: 10/2/2023

INBOUND - CLOSED RECORDING

Thank you for calling the ETF MANAGERS TRUST proxy voting line. Our offices are now closed. Please call us back during our normal business hours, which are, Monday through Friday, 10:00 a.m. to 10:00 p.m. Eastern Time. Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the ETF MANAGERS TRUST proxy voting line. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE*

Thank you for calling the ETF MANAGERS TRUST proxy voting line. The Joint Special Meeting of Shareholders scheduled for Tuesday, November 21st, 2023, was held. As a result, this toll-free number is no longer in service for proxy-related shareholder calls. If you have questions about your investment, please contact your Financial Advisor. Thank you.

*Please note that the End of Campaign Message should not be applied until MSFS has provided instructions to do so.

FOR MSFS and DA PURPOSES ONLY